EXHIBIT 28.1

 FOURTH AMENDMENT TO FIFTH RESTATED AND AMENDED CREDIT AGREEMENT

      THIS FOURTH AMENDMENT TO FIFTH RESTATED AND AMENDED CREDIT AGREEMENT (herein called the "Amendment") made as of the 15th day of May, 1997, by and among Pride Companies, L.P., a Delaware limited partnership ("Borrower"), Pride Refining, Inc., a Texas corporation ("Pride Refining"), Pride SGP, Inc., a Texas corporation ("Pride SGP"), Desulfur Partnership, a Texas general partnership ("Desulfur Partnership"), Pride Marketing of Texas (Cedar Wind), Inc., a Texas corporation ("Pride Marketing"), Pride Borger, Inc., a Delaware corporation ("Pride Borger"), NationsBank of Texas, N.A., a national banking association, as Agent ("Agent"), and Lenders named on Schedule 1 to the Original Agreement ("Lenders"),


                      W I T N E S S E T H;

      WHEREAS, Borrower, Pride Refining, Pride SGP, Desulfur Partnership, Pride Marketing, Pride Borger, Agent and Lenders have entered into that certain Fifth Restated and Amended Credit Agreement dated as of August 13, 1996, as amended by that certain First Amendment to Fifth Restated and Amended Credit Agreement dated as of August 17, 1996, that certain Second Amendment to Fifth Restated and Amended Credit Agreement dated as of February 25, 1997, and that certain Third Amendment to Fifth Restated and Amended Credit Agreement dated as of March 31, 1997 (as so amended, the "Original Agreement") for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided;

      WHEREAS, Borrower has requested Agent and Lenders to extend the Maturity Date, and Agent and Lenders have agreed to do so, subject to the terms and conditions contained herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                           ARTICLE I.

                   Definitions and References

      Section 1.1.  Terms Defined in the Original Agreement.
Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

      Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

      "Amendment" shall mean this Fourth Amendment to Fifth
Restated and Amended Credit Agreement.

      "Credit Agreement" shall mean the Original Agreement as amended hereby.

                           ARTICLE II.

                Amendments to Original Agreement

      Section 2.1. Defined Terms.  The definitions of "Adjusted
Cash Proceeds", "Affiliate", "EBITDAR" and "Maturity Date" in
Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

      "Adjusted Cash Proceeds" shall mean the remainder of (i) all cash received by Borrower or any of its Subsidiaries outside the ordinary course of business, including but not limited to consideration for or in connection with the sale, lease, transfer or other disposition of any assets or properties, whether owned or leased by Borrower or any Related Person, but excluding consideration received in connection with (a) the sale of goods and services in the ordinary course of business or (b) Litigation Settlements or Equity Offerings MINUS (ii) any costs, expenses and fees (including attorney's fees) actually paid by Borrower out of such cash proceeds and which have not otherwise been deducted in any period in the determination of Excess Cash. For purposes of this definition the terms "Litigation Settlements" and "Equity Offerings" have the meanings given them in Section 2.06(c). For the convenience of the parties, the sale or other disposition of any assets which are sold for fair consideration not in excess of $25,000 in the case of any single sale or in the aggregate with all such sales not in excess of $250,000 during a Calendar Quarter shall not be treated as Adjusted Cash Proceeds until the last day of the Calendar Quarter in which the sale occurred.

      "`Affiliate' of any Person shall mean any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person. With respect to any Related Person, without limiting the foregoing, `Affiliate' shall also include any officer or director of any Related Person or any shareholder or unitholder of any Related Person holding more than 5% of the securities of any Related Person (but excluding the Lenders), any relative who would be an heir at law of any such individual, or any corporation, trust or other entity controlled by any such individual or relative or of which any such individual or relative is a beneficiary.

      "`EBITDAR' shall mean for any Accounting Period the net income of Borrower for such Accounting Period determined in accordance with GAAP PLUS the sum of (i) interest expense of Borrower for such Accounting Period, (ii) all Fees and Expenses of Borrower for such Accounting Period, but excluding the Amendment Fees, (iii) depreciation, amortization, losses attributable to the sale of assets and all other non-cash charges of Borrower during such period (including but not limited to deferred compensation and accrued obligations under incentive bonus plans and unit appreciation rights) to the extent deducted in determining such net income and (iv) Rentals expense of Borrower during such period MINUS (i) gains and other sources of earnings not involving current receipt of cash by Borrower, to the extent included in determining such net income, (ii) gains and other sources of earnings constituting Adjusted Cash Proceeds actually applied by Borrower to the Obligations in accordance with Section 2.06(c)(i) during such Accounting Period, to the extent included in determining such net income, and (iii) the amount of any Litigation Settlement (as defined in Section 2.06(c)(ii) actually applied by Borrower to the Obligations in accordance with Section 2.06(c)(ii), during such Accounting Period, to the extent included in determining such net income, provided that for purposes of the calculation of EBITDAR, Restructuring Fees that are capitalized shall not be included in the determination of net income of Borrower.

      "`Maturity Date' shall mean the earlier to occur of April 1, 1998, or the date of any Acceleration."

      Section 2.2  Prepayments.  Section 2.06 of the Original
Agreement is hereby amended to add the following clause (c) (iv):

      "(iv) Each prepayment under this Section 2.06(c) shall be made immediately upon the receipt of the applicable proceeds or consideration, except as provided in the definition of Adjusted
Cash Proceeds."

      Section 2.3.  Negative Covenants.  Section 7.15 of the
Original Agreement is hereby amended in its entirety to read as follows:

      "7.15. Employment Agreement; Compensation to Directors and Shareholders. No Related Person shall enter into, consent to the execution of, or permit to exist, any employment agreement with any officer or employee of such Related Person who is also a director or a shareholder of such Related Person or any other Related Person, including without limitation any agreement providing a minimum term of employment or payment upon severance or termination of employment, PROVIDED, however, the foregoing shall not prohibit payment or distribution of accrued benefits under qualified retirement plans and other benefit plans available for all employees plus accrued compensation for the period of employment. No Related Person shall make any payment under the annual incentive bonus plan or the unit appreciation rights plan or other incentive bonus plan with or for the benefit of any executive officer of a Related Person; PROVIDED, however, the Related Person may make such payment upon completion of the refinancing and may accrue amounts for such payment upon completion of the Refinancing; PROVIDED, however, the foregoing shall not prohibit payment, in the form of common units of the Borrower, but not in cash or property, under the unit appreciation rights plan to the extent rights have been issued thereunder prior to January 1, 1997."

      The Original Agreement is hereby amended to add the following
Section 7.16:

      "7.16 Agreements Resulting in Defaults. No Related Person shall enter into or otherwise bind itself to any contract or agreement which contemplates a transaction or action, or would result in a transaction or action, which constitutes a Default or Event of Default."

      Section 2.4. Exhibits. Exhibit "L" to the Original Agreement is hereby amended to read as Exhibit L attached hereto.


                          ARTICLE III.

                   Conditions of Effectiveness

      Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when, and only when
(i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower and each Lender and (ii) Borrower shall have paid to Agent, in cash, for the benefit of Lenders, in consideration of Lenders agreeing to the transactions contemplated herein, an amendment fee in the amount of $89,965.

                           ARTICLE IV.

                 Representations and Warranties

      Section 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

      (a) The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

      (b) Each Related Person ia duly authorized to execute and deliver this Amendment, and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Each Related Person has duly taken all corporate and partnership action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Related Person hereunder and thereunder.

      (c) The execution and delivery by each Related Person of this Amendment, the performance by each Related Person of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the partnership agreement, articles of incorporation and bylaws of any Related Person, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Related Person, or result in the creation of any lien, charge or encumbrance upon any assets or properties of any Related Person. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by each Related Person of this Amendment and the Renewal Notes or to consummate the transactions contemplated hereby or thereby.

      (d) When duly executed and delivered, each of this Amendment will be a legal and binding obligation of each Related Person, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

                           ARTICLE V.

                          Miscellaneous

      Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall he deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document nor constitute a waiver of any Default or Event of Default.

      Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of the Related Person herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Related Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment, and under the Credit Agreement.

      Section 5.3.  Loan Documents.  This Amendment is a Loan
Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

      Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

      Section 5.5. Collateral Documents. Each Related Person hereby agrees to deliver to Agent within ten days from the date hereof, such supplements, amendments and/or modifications of and to the existing Collateral Documents as the Agent shall request, in form and substance acceptable to the Agent, to reflect of record the extension of the Maturity Date.

      Section 5.6. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

      THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE
PARTIES.

      IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BORROWER:

PRIDE COMPANIES, L,P., a Delaware
limited partnership

By:   PRIDE REFINING, INC, a Texas corporation,
      Managing General Partner


By:   Brad Stephens
      Chief Executive officer


GUARANTORS:

PRIDE REFINING, INC,


By:  Brad Stephens
     Chief Executive officer


PRIDE SGP, INC.



By:  Brad Stephens
     Chief Executive Officer


PRIDE MARKETING OF TEXAS (CEDAR
WIND), INC.


By:  Brad Stephens
     President


DESULFUR PARTNERSHIP

By: Pride Marketing of Texas
    (Cedar Wind), Inc.,
    its General Partner


By:  Brad Stephens
     President


PRIDE BORGER, INC,


By:  Wayne Malone
     President


AGENT:

NATIONSBANK OF TEXAS, N,A,


By:  Jay T. Wampler
     Senior Vice President


LENDERS:

NATIONSBANK OF TEXAS, N.A.


By:  Jay T. Wampler
     Senior Vice President


BANK ONE, TEXAS, N.A.



By:  Randall Durant
     Vice President


                      CONSENT AND AGREEMENT

      Each of Pride Refining, Pride SGP and Desulfur Partner hereby consents to the provisions of this Agreement and the transactions contemplated herein and hereby ratifies and confirms the Second Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders and Agent, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PRIDE REFINING, INC.



By:  Brad Stephens
     Chief Executive Officer

PRIDE SGP, INC.


By:  Brad Stephens
     President

DESULFUR PARTNERSHIP

By: Pride Marketing of Texas
    (Cedar Wind), Inc.,
    its general partner

By:   Brad Stephens
      President



                             CONSENT AND AGREEMENT


      Pride Marketing hereby consents to the provisions of this Agreement and the transactions contemplated herein and hereby ratifies and confirms the Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders and Agent, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.



PRIDE MARKETING OF TEXAS
(CEDAR WIND), INC.



By:   Brad Stephens
      President


PRIDE BORGER, INC.



By:   Wayne Malone
      President

                           EXHIBIT "L"

      1. Lease of Marmon truck tractors in the ordinary course of business from Parks Well Servicing Company consistent with the disclosures in the Borrower's annual reports.

      2. Fees paid to Pride Refining, Inc. for reimbursement of expenses paid by Pride Refining, Inc. for the benefit of Borrower.

      3. Fees paid to Pride SGP, Inc. for use of the Hearne Comyn Pipeline, in the ordinary course of business.

      4. Aircraft rental between Borrower and certain officers consistent with the disclosures in the Borrower's annual reports.

      5. Transactions of Related Persons with Affiliates in respect to services performed or goods provided in the ordinary and customary course of business of such Related Person and in the ordinary and customary course of business of such Affiliate on terms no less favorable to the Related Person than would have been attainable at the time in arm's length dealings with Persons who are not Affiliates.

      6. Other transactions of Related Persons with Affiliates for fair value not to exceed $10,000 in respect of any particular
Affiliate.
                            AGREEMENT


      This Agreement is entered into by the undersigned as of May 15, 1997. Reference is hereby made to that certain Note Agreement dated as of August 13, 1996 (as from time to time amended, modified or supplemented, the "Note Agreement") among Pride Companies, L.P., a Delaware limited partnership (the "Company"), Pride Refining, Inc., a Texas corporation ("Managing General Partner"), Pride SGP, Inc., a Texas corporation ("Special General Partner") and Bank One, Texas, N.A. and NationsBank of Texas, N.A., as Purchasers ("Purchasers"). Capitalized terms used and not otherwise defined herein have the meanings given them in the Note Agreement.

      The Company has requested Purchasers to extend the maturity date of the Series A Notes, the Series B Notes and the Series C
Notes, and Purchasers have agreed to do so, subject to the terms and conditions contained herein.

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1.  Amendments to Note Agreement.  Each reference in
Paragraphs 1A, 1B and 1C of the Note Agreement to a maturity date of "January 1, 1998" for the Series A Notes, the Series B Notes and the Series C Notes is hereby amended to read "April 1, 1998."

      2. Conditions to Effectiveness of Agreement. This Agreement shall become effective as of the date first above written when and only when Purchasers shall have received a counterpart of this Agreement executed and delivered by all parties hereto.

      3. Ratification of Documents; Securities Documents. The Note Agreement as amended hereby is ratified and confirmed in all respects. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein operate as a waiver of any right, power or remedy of any Purchaser under the Note Agreement nor constitute a waiver of any provision of the Note Agreement. This Agreement is a Securities Document, and all provisions in the Note Agreement pertaining to Securities Documents apply hereto.

      4. Counterparts. This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

      THIS AGREEMENT AND THE OTHER SECURITIES DOCUMENTS REPRESENT
THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS
OF THE PARTIES.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of May 15, 1997.

PRIDE COMPANIES, L.P.

By:  Pride Refining, Inc., Managing
     General Partner


By:  Brad Stephens
     Chief Executive Officer


PRIDE REFINING, INC,


By:  Brad Stephens
     Chief Executive officer


PRIDE SGP, INC.



By:  Brad Stephens
     Chief Executive Officer


NATIONSBANK OF TEXAS, N.A.


By:  Jay T. Wampler
     Senior Vice President


BANK ONE, TEXAS, N.A.



By:  Randall Durant
     Vice President


                      CONSENT AND AGREEMENT

      Each of Pride Refining, Pride SGP and Desulfur Partner hereby consents to the provisions of this Agreement and the transactions contemplated herein and hereby ratifies and confirms the Second Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders, Agent (as such terms are defined in the Credit Agreement), and Purchasers and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PRIDE REFINING, INC.



By:  Brad Stephens
     Chief Executive Officer

PRIDE SGP, INC.


By:  Brad Stephens
     President

DESULFUR PARTNERSHIP

By: Pride Marketing of Texas
    (Cedar Wind), Inc.,
    its general partner

By:   Brad Stephens
      President


                      CONSENT AND AGREEMENT

      Each of the undersigned hereby consents to the provisions of this Agreement and the transactions contemplated herein and hereby ratifies and confirms the Second Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders, Agent, and Purchasers and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PRIDE MARKETING OF TEXAS
(CEDAR WIND), INC.


By:   Brad Stephens
      President


PRIDE BORGER, INC.


By:   Dave Caddell
      Vice President

                            AGREEMENT


      This Agreement is entered into by the undersigned as of March 31, 1997. Reference is hereby made to that certain Note Agreement dated as of August 13, 1996 (as from time to time amended, modified or supplemented, the "Note Agreement") among Pride Companies, L.P., a Delaware limited partnership (the "Company"), Pride Refining, Inc., a Texas corporation ("Managing General Partner"), Pride SGP, Inc., a Texas corporation ("Special General Partner") and Bank One, Texas, N.A. and NationsBank of Texas, N.A., as Purchasers ("Purchasers"). Capitalized terms used and not otherwise defined herein have the meanings given them in the Note Agreement.

      The Company has requested Purchasers to extend the maturity date of the Series A Notes, the Series B Notes and the Series C
Notes, and Purchasers have agreed to do so, subject to the terms and conditions contained herein.

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1.  Amendments to Note Agreement.  Each reference in
Paragraphs 1A, 1B and 1C of the Note Agreement to a maturity date of "November 30, 1997" for the Series A Notes, the Series B Notes and the Series C Notes is hereby amended to read "January 1, 1998."

      2. Conditions to Effectiveness of Agreement. This Agreement shall become effective as of the date first above written when and only when Purchasers shall have received a counterpart of this Agreement executed and delivered by all parties hereto.

      3. Ratification of Documents; Securities Documents. The Note Agreement as amended hereby is ratified and confirmed in all respects. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein operate as a waiver of any right, power or remedy of any Purchaser under the Note Agreement nor constitute a waiver of any provision of the Note Agreement. This Agreement is a Securities Document, and all provisions in the Note Agreement pertaining to Securities Documents apply hereto.

      4. Counterparts. This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

      THIS AGREEMENT AND THE OTHER SECURITIES DOCUMENTS REPRESENT
THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS
OF THE PARTIES.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of March 31, 1997.

PRIDE COMPANIES, L.P.

By:  Pride Refining, Inc., Managing
     General Partner


By:  Brad Stephens
     Chief Executive Officer


PRIDE REFINING, INC,


By:  Brad Stephens
     Chief Executive officer


PRIDE SGP, INC.



By:  Brad Stephens
     Chief Executive Officer


NATIONSBANK OF TEXAS, N.A.


By:  Jay T. Wampler
     Senior Vice President


BANK ONE, TEXAS, N.A.



By:  Randall Durant
     Vice President


                      CONSENT AND AGREEMENT

      Each of Pride Refining, Pride SGP and Desulfur Partner hereby consents to the provisions of this Agreement and the transactions contemplated herein and hereby ratifies and confirms the Second Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders, Agent (as such terms are defined in the Credit Agreement), and Purchasers and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PRIDE REFINING, INC.



By:  Brad Stephens
     Chief Executive Officer

PRIDE SGP, INC.


By:  Brad Stephens
     President

DESULFUR PARTNERSHIP

By: Pride Marketing of Texas
    (Cedar Wind), Inc.,
    its general partner

By:   Brad Stephens
      President


                      CONSENT AND AGREEMENT

      Each of the undersigned hereby consents to the provisions of this Agreement and the transactions contemplated herein and hereby ratifies and confirms the Second Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders, Agent, and Purchasers and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PRIDE MARKETING OF TEXAS
(CEDAR WIND), INC.


By:   Brad Stephens
      President


PRIDE BORGER, INC.


By:   Dave Caddell
      Vice President